UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 15, 2010
Northfield Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-167421	Being Applied For

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

581 Main Street, Woodbridge, New Jersey	07095

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (732) 499-7200
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 Other Events
On September 15, 2010, Northfield Bancorp, Inc., a federal corporation (the “Company”) announced that Northfield Bancorp, Inc., the newly formed Delaware corporation and proposed holding company for Northfield Bank, commenced the syndicated community offering portion of the second step conversion to sell shares of common stock not subscribed for in the subscription offering or the community offering. The Company also announced the increase of the maximum purchase limitations from 300,000 shares ($3,000,000) to 5% of the shares sold in the offering and may be further increased to 9.99%, provided that orders of shares of common stock exceeding 5% of shares sold in the offering shall not exceed in the aggregate 10% of total shares sold in the offering. The Company also extended the community offering portion of the second-step conversion to 1:00 p.m., Friday, September 17, 2010. A copy of the release is included as exhibit 99.1 to this report and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.	Exhibit

99	Press release dated September 15, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHFIELD BANCORP, INC.
DATE: September 20, 2010	By:	/s/ Steven M. Klein
Steven M. Klein
Executive Vice President and Chief Financial Officer